UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Brickell Biotech, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On March 22, 2022, Brickell Biotech, Inc. (the “Company”) commenced distributing to its stockholders a Notice of Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its 2022 annual meeting of stockholders. A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on March 22, 2022. On May 5, 2022, D.F. King & Co, Inc., the Company’s proxy solicitor, will begin mailing a letter to certain of the Company’s stockholders asking them to call, during which voting on the proposals for the annual meeting will be discussed. A copy of the letter is below.

BrickellBio

Shareholder Name
Address 1
Address 2
Address 3

EXTREMELY IMPORTANT

Re: **BRICKELL BIOTECH, INC.**

Dear Stockholder:

We need you to **<u>contact us immediately</u>** regarding a very important matter on your investment in **BRICKELL BIOTECH, INC.**

It is very important that we speak to you regarding this matter as soon as possible. The call will only take a few moments of your time and there is no confidential information required.

Please contact us toll-free at **1-866-796-6867** (or +1-646-560-3914 for international calls) between 9:00 a.m. and 10:00 p.m. Eastern time Monday through Friday or between 10:00 a.m. and 6:00 p.m. Eastern time on Saturdays. At the time of the call please reference the number listed below.

Thank you.

Sincerely,

Robert Brown
Chief Executive Officer
BRICKELL BIOTECH, INC.